EXHIBIT 99.1

Cardtronics Announces First Quarter 2012 Results

HOUSTON, April 30, 2012 (GLOBE NEWSWIRE) -- Cardtronics, Inc. (Nasdaq:CATM) (the "Company"), the world's largest retail ATM owner, today announced its financial and operational results for the quarter ended March 31, 2012.

Key financial and operational statistics in the first quarter of 2012 as compared to the first quarter of 2011 include:

  Consolidated revenues of $191.0 million, up by 38%, comprised of:
  18% organic growth, driven by U.S. same-store withdrawal transaction growth of 11% in the quarter; and
  20% growth from acquisitions completed during 2011.
  Adjusted Net Income per diluted share of $0.38, up by 41% from $0.27.
  Adjusted EBITDA of $44.5 million, up by 33% from $33.5 million.
  GAAP net income of $9.8 million or $0.22 per diluted share, up from $6.5 million or $0.15 per diluted share. The current quarter includes the effect of $1.1 million in acquisition-related costs.

"We had a very strong quarter on the top-line, with organic growth driven by record same-store transaction growth in our U.S. operations," commented Steve Rathgaber, chief executive officer. "In comparison with last year, we believe that transaction volumes were benefited by an extra day in the quarter in this leap year, by very mild winter weather over most of the country, and by a significant increase in the number of tax refunds being made on prepaid cards and subsequent ATM cash withdrawals from those cards. Additionally, we had a very productive quarter on the new relationships front, executing several new long-term contracts with premier retailers in multiple geographies. With these recent contract wins, we continue to demonstrate to merchant retailers our industry-leading execution capabilities and our ability to drive foot traffic to their locations."

RECENT HIGHLIGHTS

  The expansion of the Company's relationship with 7-Eleven into Canada, beginning with 472 ATMs and potential for additional growth as its exclusive ATM service provider to all 7-Eleven convenience stores in Canada.
  Commencement of the installation of ATMs in 970 Valero stores under a previously-announced contract. At the end of April 2012, approximately 350 ATMs had been installed, and we expect the remaining installations to be substantially complete by end of the second quarter of 2012.
  The execution of a contract with a major petroleum and convenience store operator in the United Kingdom covering ATMs in approximately 1,000 gasoline retailing locations. As of the end of April, approximately 160 ATMs have been installed, and we expect to have approximately 600 installed by the end of the year.
  In addition to the growth with Valero and in the United Kingdom mentioned above, the addition of 650 new Company-owned ATM locations in the United States and United Kingdom in the first quarter.
  The addition of bank branding in approximately 400 locations during the quarter.
  The strongest quarterly United States same-store withdrawal transaction growth results the Company has reported in its operating history.
  The execution of additional interest rate swap agreements to expand the Company's interest rate hedging program through 2018, significantly reducing its long-term exposure to floating interest rates on the cash used in its ATMs. Further details on the changes in the Company's interest rate hedging program in the United States are included in a schedule shown later in this release.

Effects of foreign currency exchange rate movements had an insignificant impact on reported revenues, Adjusted EBITDA and Adjusted Net Income per diluted share during the quarter.

Please refer to the "Disclosure of Non-GAAP Financial Information" contained later in this release for definitions of Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share and Free Cash Flow. For additional financial information, including reconciliations to comparable GAAP measures, please refer to the supplemental schedules of selected financial information at the end of this release.

FIRST QUARTER RESULTS

For the first quarter of 2012, consolidated revenues totaled $191.0 million, representing a 38% increase from the $138.0 million in consolidated revenues generated during the first quarter of 2011. Of the year-over-year increase, 20% was driven by businesses acquired during the second half of 2011, including EDC, Access to Money, Mr. Cash, and LocatorSearch. Of the remaining 18% organic revenue increase, 12% was attributable to a combination of the following: (1) increased transactions per ATM in the Company's United States and United Kingdom operations; (2) unit growth expansion; (3) increased revenues from managed services agreements; (4) increased bank branding revenues from financial institution partners; and (5) growth in Allpoint, America's largest surcharge-free network. Finally, 6% of the year-over-year increase in consolidated revenues was attributable to higher equipment sales, driven by increased demand as a result of new requirements under the Americans with Disabilities Act (ADA).

Adjusted EBITDA for the first quarter of 2012 totaled $44.5 million, compared to $33.5 million during the first quarter of 2011, and Adjusted Net Income totaled $16.8 million ($0.38 per diluted share) compared to $11.6 million ($0.27 per diluted share) during the first quarter of 2011. The increases in Adjusted EBITDA and Adjusted Net Income per diluted share were positively affected by the incremental operations of ATMs acquired during the second half of 2011, as well as the organic revenue growth. Specific costs excluded from Adjusted EBITDA and Adjusted Net Income are detailed in a reconciliation included at the end of this press release.

GAAP Net Income for the first quarter of 2012 totaled $9.8 million, compared to $6.5 million during the same quarter in 2011. The increase in GAAP Net Income for the first quarter of 2012 was positively affected by the factors identified in the discussion of the increase in Adjusted EBITDA and Adjusted Net Income above, partly offset by $1.1 million in acquisition-related costs, higher intangible asset amortization associated with the Company's recent acquisitions, and higher stock-based compensation.

Update of Full-Year 2012 Guidance

The Company is updating the financial guidance it previously issued regarding its anticipated full-year 2012 results, and now expects the following:

  Revenues of $755.0 million to $770.0 million;
  Overall gross margins of approximately 31.2% to 31.8%;
  Adjusted EBITDA of $182.5 million to $189.5 million;
  Depreciation and accretion expense of approximately $56.0 million to $58.0 million, net of noncontrolling interests;
  Cash interest expense of approximately $20.0 million to $21.0 million, net of noncontrolling interests;
  Adjusted Net Income of $1.58 to $1.64 per diluted share, based on approximately 43.9 million weighted average diluted shares outstanding; and
  Capital expenditures of approximately $70.0 million, net of noncontrolling interests.

The Adjusted EBITDA and Adjusted Net Income guidance excludes the impact of $11.4 million of anticipated stock-based compensation expense and $23.3 million of expected intangible asset amortization expense, both on a pre-tax basis. Additionally, this guidance is based on average foreign currency exchange rates for the remainder of the year of $1.55 U.S. to £1.00 U.K., $13.00 Mexican pesos to $1.00 U.S., and $1.00 Canadian dollar to $1.00 U.S.

LIQUIDITY

The Company continues to maintain a very strong liquidity position, with $76.9 million in available borrowing capacity under its $250.0 million revolving credit facility as of March 31, 2012. In addition, the size of the amended credit facility can be increased to $325.0 million under certain conditions. The Company's outstanding indebtedness as of March 31, 2012 consisted of $200.0 million in senior subordinated notes due 2018, $171.0 million in borrowings under its revolving credit facility due 2016, and $4.6 million in equipment financing notes associated with its majority-owned Mexico subsidiary.

DISCLOSURE OF NON-GAAP FINANCIAL INFORMATION

Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share and Free Cash Flow are non-GAAP financial measures provided as a complement to results prepared in accordance with accounting principles generally accepted within the United States of America ("GAAP") and may not be comparable to similarly-titled measures reported by other companies. Management believes that the presentation of these measures and the identification of unusual, non-recurring, or non-cash items enhance an investor's understanding of the underlying trends in the Company's business and provide for better comparability between periods in different years.

Adjusted EBITDA excludes depreciation, accretion, and amortization expense as these amounts can vary substantially from company to company within the Company's industry depending upon accounting methods and book values of assets, capital structures, and the method by which the assets were acquired. Adjusted EBITDA also excludes acquisition-related costs, certain other non-operating costs, loss on asset disposal and our obligations for the payment of income taxes, interest expense or other obligations such as capital expenditures. Adjusted Net Income represents net income computed in accordance with GAAP, before amortization expense, loss on disposal of assets, noncontrolling interests, stock-based compensation expense and certain other expense (income) and acquisition-related costs, and using an assumed 35% tax rate. Adjusted Net Income per diluted share is calculated by dividing Adjusted Net Income by average weighted diluted shares outstanding calculated in accordance with GAAP. Free Cash Flow is defined as cash provided by operating activities less payments for capital expenditures, including those financed through direct debt but excluding acquisitions. The measure of Free Cash Flow does not take into consideration certain other non-discretionary cash requirements such as, for example, mandatory principal payments on portions of the Company's long-term debt.

The non-GAAP financial measures presented herein should not be considered in isolation or as a substitute for operating income, net income, cash flows from operating, investing, or financing activities, or other income or cash flow measures prepared in accordance with GAAP. Reconciliations of the non-GAAP financial measures used herein to the most directly comparable GAAP financial measures are presented in tabular form at the end of this press release.

CONFERENCE CALL INFORMATION

The Company will host a conference call today, Monday, April 30, 2012, at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss its financial results for the quarter ended March 31, 2012. To access the call, please call the conference call operator at:

Dial in:                    (877) 303-9205

Alternate dial-in:      (760) 536-5226

Please call in fifteen minutes prior to the scheduled start time and request to be connected to the "Cardtronics First Quarter Earnings Conference Call." Additionally, a live audio webcast of the conference call will be available online through the investor relations section of the Company's website at www.cardtronics.com.

A digital replay of the conference call will be available through Monday, May 14, 2012, and can be accessed by calling (855) 859-2056 or (404) 537-3406 and entering 68644549 for the conference ID. A replay of the conference call will also be available online through the Company's website subsequent to the call through May 29, 2012.

ABOUT CARDTRONICS (Nasdaq:CATM)

Making ATM cash access convenient where people shop, work and live their lives, Cardtronics is at the convergence of retailers, financial institutions, prepaid card programs and the customers they share. Cardtronics owns/operates approximately 53,900 retail ATMs in U.S. and international locales. Whether Cardtronics is driving foot traffic for America's most relevant retailers, enhancing ATM brand presence for card issuers or expanding card holders' surcharge-free cash access on the local, national or global scene, Cardtronics is convenient access to cash, when and where consumers need it. Cardtronics is where cash meets commerce.

The Cardtronics logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=991

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give the Company's current expectations or forecasts of future events, future financial performance, strategies, expectations, competitive environment, regulation, and availability of resources. The forward-looking statements contained in this release include, among other things, statements concerning projections, predictions, expectations, estimates or forecasts as to the Company's business, financial and operational results and future economic performance, and statements of management's goals and objectives and other similar expressions concerning matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following:

  the Company's financial outlook and the financial outlook of the ATM industry;
  the Company's ability to respond to recent and future regulatory changes;
  the Company's ability to respond to potential reductions in the amount of interchange fees that it receives from global and regional debit networks for transactions conducted on its ATMs, including a recent change by a major global network that will result in lower fees earned by the Company on transactions processed over this network;
  the Company's ability to provide new ATM solutions to retailers and financial institutions;
  the Company's ATM vault cash rental needs, including potential liquidity issues with its vault cash providers;
  the continued implementation of the Company's corporate strategy;
  the Company's ability to compete successfully with new and existing competitors;
  the Company's ability to renew and strengthen its existing customer relationships and add new customers;
  the Company's ability to meet the service levels required by its service level agreements with its customers;
  the Company's ability to pursue and successfully integrate acquisitions;
  the Company's ability to successfully manage its existing international operations and to continue to expand internationally;
  the Company's ability to prevent security breaches;
  the Company's ability to manage the risks associated with its third-party service providers failing to perform their contractual obligations;
  the Company's ability to manage concentration risks with key customers, vendors and service providers;
  changes in interest rates and foreign currency rates; and
  the additional risks the Company is exposed to in its U.K. armored transport business.

Additional information regarding known material factors that could cause the Company's actual performance or results to differ from its projected results are described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. You should not read forward-looking statements as a guarantee of future performance or results. They will not necessarily be accurate indications of the times at or by which such performance or results will be achieved. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.

Consolidated Statements of Operations
For the Three Months Ended March 31, 2012 and 2011
(Unaudited)

	Three Months Ended March 31,
	2012	2011
	(In thousands, except share and per share information)
Revenues:
ATM operating revenues	$ 177,813	$ 133,099
ATM product sales and other revenues	13,227	4,942
Total revenues	191,040	138,041
Cost of revenues:
Cost of ATM operating revenues (exclusive of depreciation, accretion, and amortization shown separately below)	120,627	88,786
Cost of ATM product sales and other revenues	11,781	4,347
Total cost of revenues	132,408	93,133
Gross profit	58,632	44,908
Operating expenses:
Selling, general, and administrative expenses	16,075	13,004
Acquisition-related expenses	1,087	—
Depreciation and accretion expense	13,750	11,370
Amortization expense	5,475	3,627
Loss on disposal of assets	548	77
Total operating expenses	36,935	28,078
Income from operations	21,697	16,830
Other expense (income):
Interest expense, net	5,365	4,813
Amortization of deferred financing costs	220	211
Other income	(77)	(199)
Total other expense	5,508	4,825
Income before income taxes	16,189	12,005
Income tax expense	6,146	5,447
Net income	10,043	6,558
Net income attributable to noncontrolling interests	214	78
Net income attributable to controlling interests and available to common stockholders	$ 9,829	$ 6,480

Net income per common share – basic and diluted	$ 0.22	$ 0.15

Weighted average shares outstanding – basic	43,058,215	41,512,171
Weighted average shares outstanding – diluted	43,562,618	42,269,940

Condensed Consolidated Balance Sheets
As of March 31, 2012 and December 31, 2011

	March 31, 2012	December 31, 2011
	(Unaudited)
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$ 6,213	$ 5,576
Accounts and notes receivable, net	48,321	40,867
Inventory	5,793	3,517
Restricted cash, short-term	4,420	4,512
Current portion of deferred tax asset, net	25,476	26,902
Prepaid expenses, deferred costs, and other current assets	12,081	13,056
Total current assets	102,304	94,430
Property and equipment, net	209,345	191,331
Intangible assets, net	106,486	111,603
Goodwill	272,476	271,562
Deferred tax asset, net	24,866	23,101
Prepaid expenses, deferred costs, and other assets	18,145	20,774
Total assets	$ 733,622	$ 712,801

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt and notes payable	$ 2,107	$ 2,317
Current portion of other long-term liabilities	25,235	25,101
Accounts payable and other accrued and current liabilities	105,779	112,212
Total current liabilities	133,121	139,630
Long-term liabilities:
Long-term debt	373,501	368,632
Asset retirement obligations	37,502	34,517
Other long-term liabilities	68,453	56,877
Total liabilities	612,577	599,656
Stockholders' equity	121,045	113,145
Total liabilities and stockholders' equity	$ 733,622	$ 712,801

SELECTED INCOME STATEMENT DETAIL:

Total revenues by segment:

	Three Months Ended March 31,
	2012	2011
	(In thousands)
United States	$ 157,919	$ 110,336
United Kingdom	25,191	21,058
Other International	7,930	6,647
Total revenues	$ 191,040	$ 138,041

Breakout of ATM operating revenues:

	Three Months Ended March 31,
	2012	2011
	(In thousands)
Surcharge revenues	$ 83,897	$ 65,830
Interchange revenues	57,846	40,409
Bank branding and surcharge-free network revenues	28,269	21,681
Managed services revenues	3,810	1,948
Other revenues	3,991	3,231
Total ATM operating revenues	$ 177,813	$ 133,099

Total cost of revenues by segment:

	Three Months Ended March 31,
	2012	2011
	(In thousands)
United States	$ 106,191	$ 71,741
United Kingdom	20,208	16,439
Other International	6,009	4,953
Total cost of revenues	$ 132,408	$ 93,133

Breakout of cost of ATM operating revenues (exclusive of depreciation, accretion, and amortization):

	Three Months Ended March 31,
	2012	2011
	(In thousands)
Merchant commissions	$ 57,322	$ 41,035
Vault cash rental expense	12,424	9,250
Other costs of cash	16,379	12,255
Repairs and maintenance	13,378	9,418
Communications	4,960	3,908
Transaction processing	1,853	954
Stock-based compensation	203	265
Other expenses	14,108	11,701
Total cost of ATM operating revenues	$ 120,627	$ 88,786

Breakout of selling, general, and administrative expenses:

	Three Months Ended March 31,
	2012	2011
	(In thousands)
Employee costs	$ 8,492	$ 6,901
Stock-based compensation	2,357	1,965
Professional fees	1,896	1,547
Other	3,330	2,591
Total selling, general, and administrative expenses	$ 16,075	$ 13,004

Depreciation and accretion expense by segment:

	Three Months Ended March 31,
	2012	2011
	(In thousands)
United States	$ 8,502	$ 7,006
United Kingdom	4,465	3,591
Other International	783	773
Total depreciation and accretion expense	$ 13,750	$ 11,370

SELECTED BALANCE SHEET DETAIL:

Long-term debt:

	March 31, 2012	December 31, 2011
	(In thousands)
8.25% senior subordinated notes	$ 200,000	$ 200,000
Revolving credit facility	171,000	166,000
Equipment financing notes	4,608	4,949
Total long-term debt	$ 375,608	$ 370,949

Share count rollforward:

Total shares outstanding as of December 31, 2011	43,999,443
Shares repurchased	(54,331)
Shares issued – restricted stock grants and stock options exercised	164,315
Total shares outstanding as of March 31, 2012	44,109,427

SELECTED CASH FLOW DETAIL:

Selected cash flow statement amounts:

	Three Months Ended March 31,
	2012	2011
	(In thousands)
Cash provided by operating activities	$ 18,741	$ 14,955
Cash used in investing activities	(21,936)	(15,049)
Cash provided by financing activities	3,876	849
Effect of exchange rate changes on cash	(44)	(260)
Net increase in cash and cash equivalents	$ 637	$ 495
Cash and cash equivalents at beginning of period	5,576	3,189
Cash and cash equivalents at end of period	$ 6,213	$ 3,684

DETAIL OF CHANGES IN INTEREST RATE HEDGING PROGRAM:

The following table shows the Company's interest rate hedging program in place in the United States before and after the changes made in March 2012:

Year	Notional Hedged Amounts Hedged United States		Weighted Average Fixed Rate
	Before	After	Before	After
	(In thousands)
2012	$ 750,000	$ 750,000	3.52%	3.52%
2013	$ 750,000	$ 1,000,000	3.36%	2.67%
2014	$ 750,000	$ 1,250,000	3.29%	2.98%
2015	$ 550,000	$ 1,300,000	3.27%	2.84%
2016	$ 350,000	$ 1,300,000	3.28%	2.74%
2017	$ —	$ 1,000,000	—	2.53%
2018	$ —	$ 750,000	—	2.54%
Key Operating Metrics – Excluding 2011 Acquisitions
For the Three Months Ended March 31, 2012 and 2011
(Unaudited)

The following table excludes the effect of the acquisitions of EDC, Access to Money, and Mr. Cash that were completed in 2011 for comparative purposes:

EXCLUDING 2011 ACQUISITIONS	Three Months Ended March 31,
	2012	2011
Average number of transacting ATMs:
United States: Company-owned	20,079	18,870
United Kingdom	3,628	3,025
Mexico	2,843	2,917
Subtotal	26,550	24,812
United States: Merchant-owned	7,555	8,306
Average number of transacting ATMs: ATM operations	34,105	33,118

United States: Managed services (1)	4,791	3,905
United Kingdom: Managed services	21	11
Average number of transacting ATMs: Managed services	4,812	3,916

Total average number of transacting ATMs	38,917	37,034

Total transactions (in thousands):
ATM operations	137,649	108,938
Managed services	8,579	5,449
Total transactions	146,228	114,387

Total cash withdrawal transactions (in thousands):
ATM operations	85,415	66,624
Managed services	5,440	3,731
Total cash withdrawal transactions	90,855	70,355

Per ATM per month amounts (excludes managed services):
Cash withdrawal transactions	835	671

ATM operating revenues	$ 1,438	$ 1,320
Cost of ATM operating revenues (2)	949	878
ATM operating gross profit (2) (3)	$ 489	$ 442

ATM operating gross margin (2) (3)	34.0%	33.5%

___________________

(1)    Includes 2,603 and 2,505 ATMs for the three months ended March 31, 2012 and 2011, respectively, for which the Company only provided EFT transaction processing services.

(2)    Amounts presented exclude the effect of depreciation, accretion, and amortization expense, which is presented separately in the Company's consolidated statements of operations.

(3)    ATM operating gross profit and ATM operating gross margin are measures of profitability that are calculated based on only the revenues and expenses that relate to operating ATMs in the Company's portfolio. Revenues and expenses relating to managed services and ATM equipment sales and other ATM-related services are not included.

Key Operating Metrics – Including 2011 Acquisitions
For the Three Months Ended March 31, 2012 and 2011
(Unaudited)

INCLUDING 2011 ACQUISITIONS	Three Months Ended March 31,
	2012	2011
Average number of transacting ATMs:
United States: Company-owned	24,859	18,870
United Kingdom	3,628	3,025
Mexico	2,843	2,917
Canada	514	—
Subtotal	31,844	24,812
United States: Merchant-owned	15,798	8,306
Average number of transacting ATMs: ATM operations	47,642	33,118

United States: Managed services (1)	5,797	3,905
United Kingdom: Managed services	21	11
Average number of transacting ATMs: Managed services	5,818	3,916

Total average number of transacting ATMs	53,460	37,034

Total transactions (in thousands):
ATM operations	158,885	108,938
Managed services	9,451	5,449
Total transactions	168,336	114,387

Total cash withdrawal transactions (in thousands):
ATM operations	100,886	66,624
Managed services	6,082	3,731
Total cash withdrawal transactions	106,968	70,355

Per ATM per month amounts (excludes managed services):
Cash withdrawal transactions	706	671

ATM operating revenues	$ 1,217	$ 1,320
Cost of ATM operating revenues (2)	822	878
ATM operating gross profit (2) (3)	$ 395	$ 442

ATM operating gross margin (2) (3)	32.5%	33.5%

___________________

(1)    Includes 2,603 and 2,505 ATMs for the three months ended March 31, 2012 and 2011, respectively, for which the Company only provided EFT transaction processing services.

(2)    Amounts presented exclude the effect of depreciation, accretion, and amortization expense, which is presented separately in the Company's consolidated statements of operations.

(3)    ATM operating gross profit and ATM operating gross margin are measures of profitability that are calculated based on only the revenues and expenses that relate to operating ATMs in the Company's portfolio. Revenues and expenses relating to managed services and ATM equipment sales and other ATM-related services are not included.

Key Operating Metrics - Ending Machine Count As of March 31, 2012 and 2011 (Unaudited)

	As of March 31,
	2012	2011
Ending number of transacting ATMs:
United States: Company-owned	25,138	18,921
United Kingdom	3,756	3,137
Mexico	2,855	2,893
Canada	518	—
Subtotal	32,267	24,951
United States: Merchant-owned	15,687	8,260
Ending number of transacting ATMs: ATM operations	47,954	33,211

United States: Managed services (1)	5,942	3,967
United Kingdom: Managed services	21	21
Ending number of transacting ATMs: Managed services	5,963	3,988

Total ending number of transacting ATMs	53,917	37,199

___________________

(1)       Includes 2,617 and 2,501 ATMs as of March 31, 2012 and 2011, respectively for which the Company only provided EFT transaction processing services. Also includes 817 ATMs that as of December 31, 2011 were reported in the United States Merchant-owned category.

Reconciliation of Net Income Attributable to Controlling Interests to EBITDA, Adjusted EBITDA, and Adjusted Net Income
For the Three Months Ended March 31, 2012 and 2011
(Unaudited)
Reconciliation of Net Income Attributable to Controlling Interests to EBITDA, Adjusted EBITDA, and Adjusted Net Income

	Three Months Ended March 31,
	2012	2011
	(In thousands, except share and per share amounts)
Net income attributable to controlling interests	$ 9,829	$ 6,480
Adjustments:
Interest expense, net	5,365	4,813
Amortization of deferred financing costs	220	211
Income tax expense	6,146	5,447
Depreciation and accretion expense	13,750	11,370
Amortization expense	5,475	3,627
EBITDA	$ 40,785	$ 31,948

Add back:
Loss on disposal of assets (1)	548	77
Other income (2)	(77)	(209)
Noncontrolling interests (3)	(410)	(495)
Stock-based compensation expense (4)	2,551	2,221
Acquisition-related costs (5)	1,087	—
Adjusted EBITDA	$ 44,484	$ 33,542
Less:
Interest expense, net (4)	5,310	4,708
Depreciation and accretion expense (4)	13,380	10,991
Adjusted pre-tax income	25,794	17,843
Income tax expense (at 35%) (6)	9,028	6,245
Adjusted Net Income	$ 16,766	$ 11,598

Adjusted Net Income per share	$ 0.39	$ 0.28
Adjusted Net Income per diluted share	$ 0.38	$ 0.27

Weighted average shares outstanding – basic	43,058,215	41,512,171
Weighted average shares outstanding – diluted	43,562,618	42,269,940

_________________

(1)       Primarily comprised of losses on the disposal of fixed assets that were incurred with the deinstallation of ATMs during the periods.

(2)       Amounts exclude unrealized and realized (gains) losses related to derivatives not designated as hedging instruments.

(3)       Noncontrolling interests adjustment made such that Adjusted EBITDA includes only the Company's 51% ownership interest in the Adjusted EBITDA of its Mexico subsidiary.

(4)       Amounts exclude 49% of the expenses incurred by the Company's Mexico subsidiary as such amounts are allocable to the noncontrolling interest shareholders.

(5)       Acquisition-related costs include non-recurring costs incurred for professional and legal fees and certain transition and integration-related costs, related to recent acquisitions.

(6)       35% represents the Company's estimated long-term, cross-jurisdictional effective cash tax rate.

Reconciliation of Free Cash Flow
For the Three Months Ended March 31, 2012 and 2011
(Unaudited)

	Three Months Ended March 31,
	2012	2011
	(In thousands)
Cash provided by operating activities	$ 18,741	$ 14,955
Payments for capital expenditures:
Cash used in investing activities, excluding acquisitions	(21,686)	(15,049)
Free cash flow	$ (2,945)	$ (94)

Reconciliation of Estimated Net Income to EBITDA, Adjusted EBITDA, and Adjusted Net Income
For the Year Ending December 31, 2011
(Unaudited)

	Estimated Range Full Year 2012
	(In millions, except per share information)
Net income	$ 42.1	--	$ 44.9
Adjustments:
Interest expense, net	20.2	--	21.2
Amortization of deferred financing costs	1.0	--	1.0
Income tax expense	25.9	--	27.5
Depreciation and accretion expense	57.5	--	59.5
Amortization expense	23.3	--	23.3
EBITDA	$ 170.0	--	$ 177.4

Add back:
Noncontrolling interests	(1.4)	--	(1.8)
Loss on disposal of assets	1.0	--	1.0
Stock-based compensation expense	11.4	--	11.4
Other expense	1.5	--	1.5
Adjusted EBITDA	$ 182.5	--	$ 189.5
Less:
Interest expense, net (1)	20.0	--	21.0
Depreciation and accretion expense (1)	56.0	--	58.0
Income tax expense (at 35%) (2)	37.3	--	38.7
Adjusted Net Income	$ 69.2	--	$ 71.8

Adjusted Net Income per diluted share	$ 1.58	--	$ 1.64

Weighted average shares outstanding – diluted	43.9	--	43.9

             __________________

(1)Amounts exclude 49% of the expenses to be incurred by the Company's Mexico subsidiary as such amounts are allocable to the noncontrolling interest shareholders.

(2) 35% represents the Company's estimated long-term, cross-jurisdictional effective cash tax rate.

Cardtronics and Allpoint are registered trademarks of Cardtronics, Inc.

All other trademarks are the property of their respective owners.

Contact:	Cardtronics - Media
Nick Pappathopoulos
Director - Public Relations
832-308-4396
npappathopoulos@cardtronics.com

Cardtronics - Investors
Chris Brewster
Chief Financial Officer
832-308-4128
cbrewster@cardtronics.com